UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 16, 2020

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
Consumers Energy Company Cumulative Preferred Stock, $1.00 par value: $4.50 Series	CMS-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐        Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  CMS Energy Corporation ☐        Consumers Energy Company ☐

Item 8.01. Other Events.

As result of the global outbreak of the Coronavirus Disease 2019, CMS Energy Corporation (“CMS Energy”) and Consumers Energy Company (“Consumers”) are filing this Current Report on Form 8-K in order to update their risk factor disclosure contained in their Securities and Exchange Commission filings. Accordingly, CMS Energy and Consumers’ risk factor disclosure is hereby updated as follows:

CMS Energy and Consumers face risks related to health epidemics and other outbreaks.

The Coronavirus Disease 2019 (“Covid-19”) is currently impacting countries, communities, supply chains and markets. To date, Covid-19 has not had a material impact on CMS Energy nor Consumers. However, CMS Energy and Consumers cannot predict whether Covid-19 will have a material impact on CMS Energy’s and Consumers’ liquidity, financial condition, and results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: March 16, 2020	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary & Chief Compliance Officer

CONSUMERS ENERGY COMPANY

Dated: March 16, 2020	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary & Chief Compliance Officer